UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2021

BIOTRICITY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-56074	30-0983531
(Commission File Number)	(IRS Employer Identification No.)

275 Shoreline Drive, Suite 150
Redwood City, California 94065

(Address of Principal Executive Offices)

(650) 832-1626

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, 0.001	BTCY	NASDAQ Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In a press release issued on September 13, 2021, Biotricity Inc. (the “Company”) announced that that the underwriter of its previously announced underwritten public offering which closed on August 30, 2021, has partially exercised its option to purchase additional shares of common stock at the public offering price, less underwriting discounts and commission.

After giving effect to the sale of an aggregate of 382,331 shares pursuant to the underwriter’s exercise of its option, the total number of shares of common stock sold by the Company in the offering increased to 5,382,331 for total gross proceeds of approximately $16 million before deducting underwriting discounts and commissions and other offering expenses. The partial exercise of the option will be the final exercise by the underwriter of the option.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated September 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2021

BIOTRICITY, INC.

/s/ John Ayanoglou
John Ayanoglou
Chief Financial Officer